UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26551 West Agoura Road
 Calabasas, CA 91302
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (818) 878-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On February 28, 2011, Lab Support NV (“Lab Support”), a wholly-owned Belgium subsidiary of On Assignment, Inc., a Delaware corporation ("On Assignment") completed its previously announced acquisition of all of the outstanding capital stock of Warphi NV, a Belgium entity (“Warphi”), the parent company of Valesta, NV (“Valesta”) for EUR 12,800,000 in cash, and a post-closing contingent payment of up to EUR 5,200,000 based on the 2011, 2012 and 2013 performance of Valesta.  The acquisition is pursuant to a Share Sale and Purchase Agreement, dated as of February 23, 2011 (the "Agreement"), by and among Lab Support and the shareholders of Warphi.

Valesta is a leading provider of staffing in the area of pharmaceutical firms, biotech companies and contract research organizations in Belgium, Spain and the Netherlands.  The acquisition allows On Assignment to expand its clinical research and life sciences business into Western Europe.

Lab Support financed the transaction with a combination of cash on hand and through borrowing under On Assignment’s senior secured credit facility.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as an Exhibit to On Assignment’s current report on Form 8-K, dated February 23, 2011.

Item 9.01               Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired  The financial statements of Warphi required by this item are not included with this report of the completed acquisition under Item 2.01.  The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(b)  Pro Forma Financial Information.  The pro forma financial statements of Warphi required by this item are not included with this report of the completed acquisition under Item 2.01.  The required pro forma financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.
Date: March 3, 2011	By:	/s/ Jim L. Brill
Sr. Vice President of Finance and
Chief Financial Officer